BANK LEUMI USA
MEMBER FDIC

NOTE:

Fill in all blanks before signing.  If a particular provision is not desired or has no applicability, delete the provision or, if it contains a blank space, insert “N/A” or the words “Not Applicable” in such space.  All deletions should be initiated by the Borrower and the Bank.

INSTALLMENT PROMISSORY NOTE

$400,000.00	New York, N.Y. October 31, 2008

A.

GENERAL; TERMS OF PAYMENT

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FOR VALUE RECEIVED, the undersigned, Elk Associates Funding Corp., a corporation organized under the laws of the State of New York (the “Borrower”), hereby promise(s) to pay to the order of BANK LEUMI USA (the “Bank”), at its office at 579 Fifth Avenue, New York, NY the principal sum of Four Hundred Thousand & 00/100 Dollars ($400,000.00).

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in ______________ (_____) consecutive _____________ installments: the first ______________ (_____) installments of which shall each be in the amount of $_____________ and the last installment of which shall be in the amount of $_____________, payable on the _____________ day of each _____________ in each year, commencing _____________, 20__; (or)

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in two (2) installments, to be paid on the dates and in the amounts set forth in the following schedule:

Date Payment Date	Principal Amount of Payment
1/29/2009	$200,000.00
4/29/2009	$200,000.00

The Borrower will pay interest on the unpaid principal amount hereof from time to time outstanding computed on the basis of a 360-day year, at a rate per annum which shall be equal to

☐	_____% per annum, or
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1% per annum above the rate of interest designated by the Bank, and in effect from time to time, as its “Reference Rate”, adjusted when said Reference Rate changes.  (The Borrower acknowledges that the Reference Rate may not be necessarily represent the lowest rate of interest charged by the Bank to customers.

The Borrower will pay interest, at the rate described above, monthly on the last day of each month in each year, commencing November, 2008, at maturity (whether by acceleration or otherwise) and upon the making of any prepayment as hereinafter provided.  In addition, the Borrower will pay interest on any overdue installment of principal for the period for which overdue, on demand, at a rate equal to 3% per annum above the rate of interest hereinabove indicated.

In no event shall interest exceed the maximum legal rate permitted by law.

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All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank as security for any and all Liabilities (as hereinafter defined).  The term “Property” shall mean the balance of every deposit account of the Borrower with the Bank or any of the Bank’s nominees or agents and all other obligations of the Bank or any of its nominees or agents to the Borrower, whether now existing or hereafter arising, and all other personal property of the Borrower (including without limitation all money, accounts, general intangibles, goods, instruments, documents and

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chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes of which it was delivered.  The term “Liabilities” shall mean the indebtedness evidenced by this Note and all other indebtedness, liabilities and obligations of any kind of the Borrower (or any partnership or other group of which the Borrower is a member) to (a) the Bank, (b) any group of which the Bank is a member, or (c) any other person if the Bank has a participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the Bank’s own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the Borrower or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or (iv) incurred by the Borrower as principal, surety, endorser, guarantor or otherwise, and including without limitations all expenses, including attorneys’ fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations or any of the Property (including any sale or other disposition of the Property).

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[REMOVED]

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Manner of Payment.  All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.  The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment.  If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day except as may be otherwise provided herein, and such extension shall be included in computing interest in connection with such payment.  In the event that any other Liabilities of the Borrower to the Bank are due at any time that the Bank receives a payment from the Borrower on account of this Note or any such other Liabilities in such manner as the Bank, in its discretion, elects, regardless of any instructions from the Borrower to the contrary.  The Bank or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

B.

EVENTS OF DEFAULT; REMEDIES

Upon the happening, with respect to the Borrower or any guarantor of this Note or any assets of any such Borrower or guarantor, of any of the following events (each an “Event of Default”):  death of the Borrower or any guarantor or any member of the Borrower or guarantor (if a partnership); the failure to furnish the Bank with any requested information or failing to permit inspection of books or records by the Bank or any of its agents; the making of any misrepresentation to the Bank in obtaining credit for any of them; dissolution (if a corporation or partnership); the making of a mortgage or pledge; the commencement of a foreclosure proceeding; default in the payment of principal or interest on this Note or in the performance or observance of any covenant or agreement contained herein or in the payment of any other obligation of the Borrower or guarantor held by the Bank or holder hereof or in the performance or observance of any covenant or agreement contained in the instrument evidencing such obligation, default in the payment of principal of or interest on any indebtedness for borrowed money owed to any other person or entity (including any such indebtedness in the nature of a lease) or default in the performance or observance of the terms of any instrument pursuant to which such indebtedness was created or is secured, the effect of which default is to cause or permit any holder of any such indebtedness to cause the same to become due prior to its stated maturity (and whether or not such default is waived by the holder thereof); a change in the financial condition or affairs of any of them which in the opinion of the Bank or subsequent holder hereof materially reduces his, their or its ability to pay all of his, their or its obligations; the suspension of business; the making of an assignment for the benefit of its creditors, or the appointment of a trustee, receiver or liquidator for the Borrower or any guarantor or for any of his, its or

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their property, or the commencement of any proceedings by the Borrower or any guarantor under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute (including, if the Borrower or any guarantor is a partnership, its dissolution pursuant to any agreement or statute), or the commencement of any such proceedings without the consent of the Borrower or guarantor, as the case may be, and such proceedings shall continue undischarged for a period of 30 days, the sending of notice of an intended bulk sale, the entry of judgments or any attachment, levy or execution against any of his, their or its properties shall not be released, discharged, dismissed, stayed or fully bonded for a period of 30 days or more after its entry, issue or levy, as the case may be, or the issuance of a warrant of distraint or assertion of a lien for unpaid taxes, this Note, if not then due or payable on demand, shall become due and payable immediately without demand or notice and all other debts or obligations of the Borrowers hereof to the Bank or holder hereof, whether due or not due and whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice.

The balance of every account of the Borrower with, and each claim of the Borrower against the Bank existing from time to time shall be subject to a lien and subject to be set off against any and all Liabilities, including those hereunder.

C.

MISCELLANEOUS

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Covenants.  So long as this Note shall remain outstanding, the Borrower agrees to (a) furnish to the Bank within 90 days after the end of each fiscal year of the Borrower, financial statements (including a balance sheet and an operating statement), prepared and certified by independent accountants acceptable to the Bank, and within 45 days after the end of each fiscal quarter of the Borrower, unaudited quarterly financial statements (including a balance sheet and an operating statement), (b) furnish to the Bank personal financial statements or business financial statements as applicable, satisfactory in form in all respects to the Bank, (c) furnish to the Bank, with reasonable promptness, such other information concerning the business, operations, properties and condition, financial or otherwise, of the Borrower as the Bank may reasonably request from time to time, (d) at any reasonable time and from time to time, permit the Bank or any of its agents or representatives to examine and make copies of and abstracts from its records and books of account visit its properties and discuss its affairs, finances and accounts with any of its officers, directors or independent accountants.

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No Waiver; Remedies Cumulative.  No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by any other instrument or document or under applicable law.

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Costs and Expenses.  The Borrower shall reimburse the Bank for all costs and expenses by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with enforcement of the Bank’s rights hereunder.  The Borrower shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

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Amendments.  No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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Construction.  This Note shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of said State.

Successors and Assigns.  This Note shall be binding upon the Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders thereof.

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Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

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Joint and Several Liability.  The undersigned, if more than one, shall be jointly and severally liable hereunder.

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Jurisdiction; Waiver of Jury Trial.  The Borrower hereby irrevocably consents to the jurisdiction of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between the Borrower and the Bank, and the Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the Borrower at the address set forth below.  In the event of litigation between the Bank and the Borrower over any matter connected with this Note or resulting from transactions hereunder, the right to a trial by jury is hereby waived by the Bank and the Borrower.  The Borrower also waives the right to interpose any set-off or counterclaim of any nature.

Elk Associates Funding Corp. (Name of maker) (Name of maker continued) By Gary C. Granoff, President Margaret Chance, Vice President 747 Third Avenue New York, NY 10017 (Address)
[Corporate Seal]

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